SIXTH AMENDMENT TO PROMISSORY NOTES

This SIXTH AMENDMENT TO PROMISSORY NOTES, dated as of December 19, 2011, but effective as of October 30, 2011 (this "**Amendment**"), is made by and among GROEN BROTHERS AVIATION, INC., a Utah corporation (the "**Company**"), and NEW HOLBORN LTD., a British Virgin Islands company ("**Lender**").

WHEREAS, pursuant to those certain Omnibus Joinder and Amendment Agreements, effective as of June 25, 2010, Lender was joined as a party to that certain Note Purchase Agreement, dated as of October 9, 2008, originally among the Company, Westford Special Situations Master Fund, L.P. and Epsilon Global Master Fund LP (as amended, modified, supplemented or restated from time to time, the "**Note Purchase Agreement**");

WHEREAS, the Company has from time to time issued certain promissory notes of the Company (as all such notes may be amended, modified, supplemented or restated from time to time, the "**Notes**"[1]) to Lender pursuant to the Note Purchase Agreement;

WHEREAS, Lender has agreed to extend the maturity date of each of the Notes.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Definitions. Each capitalized term used and not defined herein has the meaning assigned thereto in the applicable Note.

2. Amendment. Effective as of the date hereof, the Maturity Date of each of the Notes (copies of which are attached hereto as Exhibit A) is hereby extended to January 31, 2012.

3. General. The foregoing Amendment is limited as provided herein and does not extend to any other provisions of any Note not specified herein or to any other matter. Each Note as amended hereby is ratified and confirmed and shall continue in full force and effect. This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. This Amendment shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Lender and its successors and assigns.

4. Governing Law and Dispute Resolution. This Amendment shall be deemed a contract made under the internal laws of the State of New York and all disputes, claims or controversies arising out of this Amendment, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of such state, without giving effect to its conflicts of laws principles.

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1 A schedule of the Notes is attached hereto as Schedule A.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment on the date first written above but effective as of October 30, 2011.

COMPANY:

GROEN BROTHERS AVIATION, INC.

By: ______________________
Name: David Groen
Title: President & CEO

Address:

2640 West California Avenue, Suite A
Salt Lake City, Utah 84104
ATT: David Groen
Fax: (801) 973-4027

LENDER:

NEW HOLBORN LTD.

By: ______________________
Name: Steve G. Stevanovich
Title: Director

Address:
Grand Rue 3, 6th Floor
Montreux, CH-1820, Switzerland
Facsimile: +41 21 966 79 22

SCHEDULE A

PROMISSORY NOTES

NOTES:

Holder	***Principal Amount***	***Date of Issue***
New Holborn Ltd.	$4,000,000.00	June 28, 2010
New Holborn Ltd.	$400,000.00	July 30, 2010
New Holborn Ltd.	$370,000.00	September 2, 2010
New Holborn Ltd.	$380,000.00	October 1, 2010
New Holborn Ltd.	$270,000.00	November 4, 2010
New Holborn Ltd.	$150,000.00	October 31, 2011

EXHIBIT A

PROMISSORY NOTES